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                                                                    EXHIBIT 99.1


RE: LINDSAY MANUFACTURING CO.




                                                2707 NORTH 108TH STREET
                                                SUITE 102
                                                OMAHA, NEBRASKA 68164
                                                402-428-2131
FOR FURTHER INFORMATION:
AT THE COMPANY:         AT FRB/WEBER SHANDWICK:
Bruce C. Karsk          Marilyn Windsor     Diane Hettwer       Tim Grace
Executive VP and CFO    General Inquiries   Analyst Inquiries   Media Inquiries
402-829-6803            702-515-1260        312-640-6760        312-640-6667

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 22, 2003

       LINDSAY MANUFACTURING CO. REPORTS FISCAL FIRST-QUARTER 2004 RESULTS

OMAHA, NEB., DECEMBER 22, 2003--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal first quarter ended November 30, 2003. Revenues grew 9 percent from the same period a year ago, and earnings per diluted share were $0.09 compared with $0.10 in the year ago period. The company also reported its strongest first-quarter order backlog in over five years.

FIRST-QUARTER RESULTS
First-quarter fiscal 2004 total revenues were $36.5 million, up 9 percent from $33.5 million for the prior year's first quarter. Irrigation equipment revenues increased 11 percent to $34.0 million, while diversified products revenues declined 10 percent as one large customer continued to transition its outsourcing business to internal production and rescheduled orders from the first fiscal quarter to the second fiscal quarter.


"Our domestic irrigation equipment revenues were robust as our dealers saw good traffic that converted to orders at a high rate. We also continued to make strong gains in our South Africa and South America operations," said Rick Parod, president and chief executive officer. "Expanding our diversified manufacturing revenues profitably remains part of our strategy. We are continuing our efforts to seek additional suitable business that contributes to efficient utilization of our manufacturing capabilities."

Gross profit rose to $7.4 million from $7.0 million; however, gross margin decreased to 20.1 percent from 21.0 percent, reflecting increases in steel costs, a less favorable domestic product mix, and a shift in revenues. Sales from the company's foreign facilities, which currently carry lower gross margins, comprised 14 percent of total sales compared with 11 percent in the prior-year period. Operating expenses were $804,000 higher than in the fiscal 2003 period, primarily reflecting increases in health insurance

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costs, full operation of the South African unit, and new product development expenses. The increase in operating expenses, combined with the softer gross margin, reduced operating income to $734,000 compared with $1.2 million during the same period last year. Other income increased to $873,000 from $519,000, reflecting higher foreign currency transaction gains. Net earnings were $1.1 million, or $0.09 per diluted share, compared with $1.2 million, or $0.10 per diluted share, in last year's first quarter.

Lindsay's order backlog at November 30, 2003, improved significantly to $38.7 million compared with $21.9 million at August 31, 2003 and $19.4 million at November 30, 2002.

"We instituted a price increase that will affect orders after the end of the quarter. As a result, our irrigation backlog doubled from a year ago. Additionally, our European operations have realized an increase in backlog for hose reels in response to the severe drought experienced in the region this past summer. The significant increase in the backlog, coupled with the benefits of the price increase, should boost revenues, improve gross margin, and position us well for the second quarter and remainder of the year," Parod said.

Shareholders' equity at November 30, 2003, was $105.6 million, or $8.99 per outstanding common share, compared with $93.2 million, or $7.95 per outstanding common share, at November 30, 2002.

OUTLOOK
Parod commented, "Our strong backlog and order flow, combined with the recent price increase, support our continued positive outlook for the year. We continue to anticipate double-digit earnings growth on revenue growth of approximately 8 to 10 percent, excluding acquisitions, for fiscal 2004. On the domestic front, commodity prices are good, farmer profitability is strong, and there remain areas that continue to suffer from drier-than-normal conditions. Our international operations continue to grow and are expected to leverage their operating expenses through higher volumes. We expect to continue to make progress on this front and by the end of fiscal 2004 bring international margins up near the levels earned in the domestic and export markets."








FIRST-QUARTER CONFERENCE CALL
Lindsay's first-quarter fiscal 2004 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal

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presentation, which will be accessible via the company's website at
www.lindsaymanufacturing.com.

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The Company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At November 30, 2003, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com



                          - Financial Tables Follow -



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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 NOVEMBER 30, 2003 AND 2002 AND AUGUST 31, 2003

                                                                              (UNAUDITED)           (UNAUDITED)
                                                                               NOVEMBER              NOVEMBER               AUGUST
($ IN THOUSANDS, EXCEPT PAR VALUES)                                              2003                  2002                  2003
-----------------------------------                                            --------              --------              --------
ASSETS
Current Assets:
  Cash and cash equivalents                                                   $   6,263             $   3,906             $  15,368
  Marketable securities                                                           5,730                15,279                 8,770
  Receivables, net                                                               29,691                28,589                22,970
  Inventories, net                                                               21,728                18,736                20,019
  Deferred income taxes                                                           2,398                 2,798                 2,301
  Other current assets                                                            1,538                 1,175                 1,010
                                                                              ---------             ---------             ---------
  Total current assets                                                           67,348                70,483                70,438
Long-term marketable securities                                                  43,971                27,333                38,674
Property, plant and equipment, net                                               14,157                14,453                13,889
Other noncurrent assets                                                           8,259                 6,793                 8,219
                                                                              ---------             ---------             ---------
Total assets                                                                  $ 133,735             $ 119,062             $ 131,220
                                                                              =========             =========             =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                            $  10,172             $   9,822             $   8,228
  Other current liabilities                                                      15,020                13,917                16,053
                                                                              ---------             ---------             ---------
  Total current liabilities                                                      25,192                23,739                24,281
Pension benefits liabilities                                                      2,315                 1,862                 2,315
Noncurrent liabilities                                                              632                   246                   333
                                                                              ---------             ---------             ---------
Total liabilities                                                                28,139                25,847                26,929
                                                                              ---------             ---------             ---------


Commitments and Contingencies

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding)                                   -                     -                     -
    Common stock, ($1 par value, 25,000,000 shares
      authorized, 17,475,748,  17,452,621 and
      17,459,561 shares
      issued in November 2003 and 2002, and August                               17,476                17,453                17,460
                                                                                                                               2003)
    Capital in excess of stated value                                             2,574                 2,454                 2,484
    Retained earnings                                                           174,840               164,047               174,333
    Less treasury stock, (at cost, 5,724,069 shares)                            (89,898)              (89,898)              (89,898)
    Accumulated other comprehensive gain (loss)                                     604                  (841)                  (88)
                                                                              ---------             ---------             ---------
Total shareholders' equity                                                      105,596                93,215               104,291
                                                                              ---------             ---------             ---------
Total liabilities and shareholders' equity                                    $ 133,735             $ 119,062             $ 131,220
                                                                              =========             =========             =========



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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED NOVEMBER 30, 2003 AND 2002



                                                                                                       (UNAUDITED)
                                                                                                  THREE MONTHS ENDED
                                                                                       ---------------------------------------

                                                                                           NOVEMBER                 NOVEMBER
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                                    2003                      2002
----------------------------------------                                                    -----                     ----
Operating revenues                                                                         $36,513                   $33,462
Cost of operating revenues                                                                  29,159                    26,451
                                                                                           -------                   -------
Gross profit                                                                                 7,354                     7,011
                                                                                           -------                   -------

Operating expenses:
  Selling expense                                                                            2,867                     2,640
  General and administrative expense                                                         2,993                     2,578
  Engineering and research expense                                                             760                       598
                                                                                           -------                   -------
Total operating expenses                                                                     6,620                     5,816
                                                                                           -------                   -------
Operating income                                                                               734                     1,195
Interest income, net                                                                           424                       423
Other income, net                                                                              449                        96
                                                                                           -------                   -------
Earnings before income taxes                                                                 1,607                     1,714
Income tax provision                                                                           514                       521
                                                                                           -------                   -------
Net earnings                                                                               $ 1,093                   $ 1,193
                                                                                           =======                   =======

Basic net earnings per share                                                               $  0.09                   $  0.10
                                                                                           =======                   =======

Diluted net earnings per share                                                             $  0.09                   $  0.10
                                                                                           =======                   =======

Average shares outstanding                                                                  11,741                    11,713
Diluted effect of stock options                                                                224                       217
                                                                                           -------                   -------
Average shares outstanding assuming dilution                                                11,965                    11,930
                                                                                           =======                   =======
Cash dividends per share                                                                   $ 0.050                   $ 0.035
                                                                                           =======                   =======



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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED NOVEMBER 30, 2003 AND 2002
                                   (UNAUDITED)



                                                                                                  NOVEMBER                 NOVEMBER
($ IN THOUSANDS)                                                                                    2003                     2002
----------------                                                                                    ----                     ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                                   $  1,093                 $  1,193
   Adjustments to reconcile net earnings to net cash used
        in operating activities:
      Depreciation and amortization                                                                    774                      871
      Amortization of marketable securities premiums, net                                               40                      (43)
      Loss on sale of fixed assets                                                                       8                        -
      Provision for uncollectible accounts receivable                                                  (60)                     (60)
      Deferred income taxes                                                                           (135)                    (225)
      Equity in net earnings of equity method investments                                                7                     (178)
      Other, net                                                                                       (28)                     264
   Changes in assets and liabilities:
      Receivables, net                                                                              (6,244)                  (5,264)
      Inventories, net                                                                              (1,217)                  (3,153)
      Other current assets                                                                            (565)                    (393)
      Accounts payable, trade                                                                        1,176                    3,754
      Other current liabilities                                                                       (934)                    (866)
      Current taxes payable                                                                           (197)                   1,144
      Other noncurrent assets and liabilities                                                          543                     (509)
                                                                                                  --------                 --------
   Net cash used in operating activities                                                            (5,739)                  (3,465)
                                                                                                  --------                 --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                                         (743)                    (784)
   Proceeds from sale of property, plant and equipment                                                  11                        -
   Purchases of marketable securities held to maturity                                              (2,982)                  (4,324)
   Proceeds from maturities of marketable securities held
to maturity                                                                                          2,785                      460
   Purchases of marketable securities available for sale                                            (3,288)                       -
   Proceeds from maturities of marketable securities
available for sale                                                                                   1,315                        -
                                                                                                  --------                 --------
   Net cash used in investing activities                                                            (2,902)                  (4,648)
                                                                                                  --------                 --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of options under stock option plan                                           110                        4
   Dividends paid                                                                                     (586)                    (410)
                                                                                                  --------                 --------
   Net cash used in financing activities                                                              (476)                    (406)
                                                                                                  --------                 --------

   Effect of exchange rate changes on cash                                                              12                        -
   Net decrease in cash and cash equivalents                                                        (9,105)                  (8,519)
   Cash and cash equivalents, beginning of period                                                   15,368                   12,425
                                                                                                  --------                 --------
   Cash and cash equivalents, end of period                                                       $  6,263                 $  3,906
                                                                                                  ========                 ========